UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 9, 2015
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

On September 9, 2015, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the first quarter of fiscal year 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.  Exhibit 99.10 is a copy of the slides furnished at the first quarter fiscal year 2016 earnings presentation.

Exhibit No. Description

99.1           Press release dated September 9, 2015 titled “Wiley Reports First Quarter Fiscal Year 2016 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

99.10         Press release slideshow presentation (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports First Quarter Fiscal Year 2016 Results

•	Revenue of $423 million, up 2% over prior year on a constant currency basis
•	Journal revenue of $202 million, down 1% over prior year on a constant currency basis
•	Adjusted EPS of $0.58, up 11% on a constant currency basis
•	Full-year financial outlook reaffirmed

September 9, 2015 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions that improve outcomes in research, professional practice, and education, today announced the following results for the first quarter of fiscal year 2016:

                                                  % Change
$ millions	FY16	FY15	Excluding FX	Including FX
Revenue	$423	$438	2%	(3%)
EPS
Adjusted	$0.58	$0.56	11%	4%
US GAAP	$0.55	$0.56		(2%)
Please see the attached financial schedules for more detail

Management Commentary
“Our continued focus on achieving strategic revenue growth and targeted efficiency gains yielded another quarter of improvement in our earnings performance,” said Mark Allin, Wiley’s President and CEO.  “We continue to realize strong growth in our solutions businesses, including Online Program Management, Corporate Learning, and Online Test Preparation.  Meanwhile, our Journals business remains strong, although this quarter’s revenue performance was muted by the trailing effects of the Swets subscription agent bankruptcy.”

Fiscal Year 2016 Outlook
Wiley is reaffirming its fiscal year 2016 outlook of low-single-digit revenue growth and flat adjusted EPS growth on a constant currency basis as compared to fiscal year 2015, excluding the adverse transitional impact of shifting to time-based journal subscription agreements.  As previously announced, Wiley is moving to time-based digital journal subscription agreements for calendar year 2016.  The change will shift roughly $35 million of revenue and $0.35 of EPS from FY16 to FY17, with recurring effect annually thereafter.  Most of the revenue and earnings impact will occur in our third fiscal quarter, and the change will not impact cash flow.  Included in the FY16 EPS guidance is an incremental expense impact of more than $0.15 for the enterprise resource planning system (ERP) implementation as compared to FY15.

Foreign Exchange (FX)
Wiley generates half of its revenue from outside the United States, and is therefore exposed to a stronger dollar, particularly in relation to the euro and pound sterling.  For fiscal year 2015, the weighted average rates for sterling and the euro were 1.60 and 1.25, respectively, on a US dollar equivalent basis.  The weighted average rates for the first quarter of fiscal 2016 were 1.55 and 1.11, respectively. Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” revenue, contribution to profit, and EPS, which exclude restructuring charges.  Variances to adjusted revenue, contribution to profit, and EPS are on a constant currency basis unless otherwise noted. Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

First Quarter Summary
•
First quarter revenue grew 2% on a constant currency basis to $423 million due to strong organic growth in Online Program Management (+26%), Online Test Preparation (+40%), Custom Material (+16%), and Author-Funded Access (+14%).  CrossKnowledge contributed an additional $8.5 million of inorganic Corporate Learning revenue growth in the quarter, as the prior year period included only one month of results.  These areas of growth offset a 9% decline in Print Book revenue and a 1% decline in Journal Subscription revenue, which was primarily due to the trailing effects of the Swets bankruptcy.  Including a $22 million unfavorable impact of currency, overall revenue declined 3%.

•
Adjusted earnings per share (EPS) grew 11% on a constant currency basis to $0.58.  Adjusted EPS excludes certain one-time or unusual items as further described in the attached reconciliation of US GAAP to Adjusted EPS.  Adjusted EPS growth was driven by revenue growth, cost reductions, and lower tax expense partially offset by investment in Online Program Management.  EPS on a US GAAP basis declined 2% mainly due to a $0.04 unfavorable impact of currency and a $3.4 million ($0.03 per share) restructuring charge in the quarter.

•	Share Repurchases: Wiley repurchased 230,400 shares this quarter at a cost of $12.7 million, an average of $55.22 per share.
•
Dividend: In June, the Board of Directors increased Wiley’s quarterly cash dividend by 3% to $0.30 per share on its Class A and Class B Common Stock.  It was the 22nd consecutive annual increase and raised the annualized dividend payout to $1.20 per share.

RESEARCH
•
Revenue:  First quarter revenue of $237.4 million was flat on a constant currency basis.  A marginal decline in Journal Subscription revenue (-1%), driven by the trailing effects of the Swets bankruptcy, offset growth in Author-Funded Access (+14%).  Research Books revenue was flat.

•
Calendar Year 2015 Journal Subscriptions:  At the end of July, calendar year 2015 Journal Subscriptions were up 0.4% on a constant currency basis, with 98% of targeted business contracted for the 2015 calendar year.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit of $65.9 million rose 1% on a constant currency basis mainly due to cost reductions.  Contribution to profit on a US GAAP basis declined 6% primarily due to the unfavorable impact of currency.

•
Society Business: Four new society journals were signed in the quarter with combined annual revenue of $12.0 million; eighteen were renewed with approximately $20.4 million in combined annual revenue; and four were not renewed, worth $1.9 million annually.

•
Journal Impact Index:  In July, Wiley announced a strong performance in the number of its journal titles indexed in the Thomson Reuters® 2014 Journal Citation Reports (JCR).  A total of 1,200 Wiley titles were indexed, with 24 Wiley journals achieving the top rank in their respective categories and 240 achieving a top 10 ranking.  The Thomson Reuters index is a barometer of journal influence across the research community.

PROFESSIONAL DEVELOPMENT
•
Revenue:  First quarter revenue rose 10% on a constant currency basis to $98.7 million due to two additional months of reported corporate learning results for CrossKnowledge in the current period ($8.5 million) and organic growth on a comparable basis, as well as strong organic growth in Online Test Preparation (+40%) due to CFA and GMAT programs.  On a constant currency basis, Print and Digital Books declined 5% and 1%, respectively.  The Assessment business rose 1% with post-hire assessment growth offsetting an expected decline in pre-hire assessment revenue following portfolio actions to optimize longer-term profitable growth.

•	Adjusted Contribution to Profit: First quarter adjusted contribution to profit more than doubled to $19.0 million due to efficiency gains.
•
Alliances: In July, CrossKnowledge and Schouten Global, a European market leader in the development of soft skills, team performance and leadership, announced a global partnership to mutually offer global clients a broader range of impactful blended learning solutions. The global partnership enlarges the international network of clients, universities and learning and development partners of Schouten Global, including their 700 global trainers, coaches and consultants, and CrossKnowledge.

EDUCATION
•
Revenue:  First quarter revenue declined 1% on a constant currency basis to $86.9 million, with Print Textbooks declining 17% and offsetting a strong quarter for Online Program Management (+26%), Custom Material (+16%), and Digital Books (+6%).  The decline in Print Textbooks reflects the continued shift of student demand toward alternative formats and further declines in student enrollment at for-profit institutions.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit declined 37% on a constant currency basis to $4.7 million, reflecting lower Print Textbook revenue and continued investment in Online Program Management.

•
Online Program Management (formerly Deltak):  As of July 31, 2015, Wiley had 38 university partners and 210 programs under contract, compared to 200 programs at the end of last quarter.  New programs were signed with George Washington University, University of Scranton, and St. Mary’s University of Minnesota.

•
Alliances:  In July, Wiley announced a partnership with InsideTrack, a leading student success organization, to make career coaching possible at a low fee for all students who use the WileyPLUS platform for Intermediate Accounting by Kieso, Weygandt, Warfield.  Wiley’s partnership with InsideTrack will offer those students enrolled in the Intermediate Accounting WileyPLUS course free introductory career-related videos and, to paid subscribers, access to InsideTrack’s web and mobile-enabled platform.  InsideTrack’s career coaches will work with students to assess their career-readiness, plan their job search, and develop the skills that employers value most.

Earnings Conference Call
•	Scheduled for today, September 9, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 438-5519 and enter the participant code 2892212#
•	International callers, please dial 719) 325-2281 and enter the participant code 2892212#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FIRST QUARTER ENDED
JULY 31, 2015 AND 2014
(in thousands, except per share amounts)

FIRST QUARTER ENDED JULY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$422,981		422,981	437,917		437,917	-3%	2%

Costs and Expenses
Cost of Sales	119,729		119,729	124,053		124,053	-3%	1%
Operating and Administrative	242,498		242,498	251,734		251,734	-4%	1%
Restructuring Charges (Credits) (A)	3,425	(3,425)	-	(155)	155	-
Amortization of Intangibles	12,420		12,420	12,655		12,655	-2%	1%

Total Costs and Expenses	378,072	(3,425)	374,647	388,287	155	388,442	-3%	1%

Operating Income	44,909	3,425	48,334	49,630	(155)	49,475	-10%	5%
Operating Margin	10.6%		11.4%	11.3%		11.3%

Interest Expense	(3,573)		(3,573)	(4,144)		(4,144)	-14%	-14%
Foreign Exchange (Loss) Gain	(80)		(80)	(165)		(165)
Interest Income and Other	664		664	310		310	114%	114%

Income Before Taxes	41,920	3,425	45,345	45,631	(155)	45,476	-8%	7%

Provision for Income Taxes (A)	9,463	1,419	10,882	11,985	(24)	11,961	-21%	-2%

Net Income	$32,457	2,006	34,463	33,646	(131)	33,515	-4%	10%

Earnings Per Share- Diluted (A)	$0.55	0.03	0.58	0.56	-	0.56	-2%	11%

Average Shares - Diluted	59,366	59,366	59,366	59,784	59,784	59,784

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FIRST QUARTER
JULY 31, 2015 AND 2014

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	First Quarter Ended
	July 31,
	2015	2014

US GAAP Earnings Per Share - Diluted	$0.55	$0.56
Adjusted to exclude the following:
Restructuring Charges (A)	0.03	-

Adjusted Earnings Per Share - Diluted	$0.58	$0.56

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
(A)
RESTRUCTURING CHARGES: The adjusted results for the three months ended July 31, 2015 and 2014 exclude restructuring charges (credits) related to the Company's Restructuring and Reinvestment Program of $3.4 million or $0.03 per share, and a credit of ($0.2) million, respectively.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FIRST QUARTER
JULY 31, 2015 and 2014
(in thousands)

FIRST QUARTER ENDED JULY 31,

	2015			2014			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$237,390	-	237,390	254,870	-	254,870	-7%	0%
Professional Development	98,665	-	98,665	92,327	-	92,327	7%	10%
Education	86,926	-	86,926	90,720	-	90,720	-4%	-1%

Total	$422,981	-	422,981	437,917	-	437,917	-3%	2%

Direct Contribution to Profit
Research	$106,813	370	107,183	114,734	(185)	114,549	-7%	0%
Professional Development	41,281	10	41,291	32,912	245	33,157	25%	28%
Education	23,288	(11)	23,277	28,563	51	28,614	-18%	-14%

Total	$171,382	369	171,751	176,209	111	176,320	-3%	3%

Contribution to Profit (After Allocated Shared Services and Admin. Costs
Research	$65,569	370	65,939	69,959	(185)	69,774	-6%	1%
Professional Development	19,013	10	19,023	7,523	245	7,768	153%	147%
Education	4,701	(11)	4,690	8,696	51	8,747	-46%	-37%

Total	$89,283	369	89,652	86,178	111	86,289	4%	11%

Unallocated Shared Services and Admin. Costs	(44,374)	3,056	(41,318)	(36,548)	(266)	(36,814)	21%	18%

Operating Income	$44,909	3,425	48,334	49,630	(155)	49,475	-10%	5%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(21,230)	757	(20,473)	(24,218)	384	(23,834)	-12%	-9%
Technology and Content Management	(61,937)	1,152	(60,785)	(61,390)	(557)	(61,947)	1%	2%
Finance	(12,749)	71	(12,678)	(13,571)	(93)	(13,664)	-6%	-2%
Other Administration	(30,557)	1,076	(29,481)	(27,400)	-	(27,400)	12%	12%
Total	$(126,473)	3,056	(123,417)	(126,579)	(266)	(126,845)	0%	2%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s restructuring and reorganization program the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FIRST QUARTER
JULY 31, 2015 and 2014
(in thousands)

	First Quarter Ended
	July 31,
	2015	2014	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	106,813	114,734	-7%	-1%
Restructuring Charges (Credits) (A)	370	(185)
Adjusted Direct Contribution to Profit	107,183	114,549	-6%	0%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(10,179)	(11,978)	-15%	-9%
Technology and Content Management	(24,056)	(24,943)	-4%	0%
Occupancy and Other	(7,009)	(7,854)	-11%	-4%
Adjusted Contribution to Profit (after allocated	65,939	69,774	-5%	1%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	41,281	32,912	25%	28%
Restructuring Charges (A)	10	245
Adjusted Direct Contribution to Profit	41,291	33,157	25%	28%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(6,869)	(8,301)	-17%	-12%
Technology and Content Management	(9,804)	(10,945)	-10%	-9%
Occupancy and Other	(5,595)	(6,143)	-9%	-6%
Adjusted Contribution to Profit (after allocated	19,023	7,768	145%	147%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	23,288	28,563	-18%	-14%
Restructuring (Credits) Charges (A)	(11)	51
Adjusted Direct Contribution to Profit	23,277	28,614	-19%	-14%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,425)	(3,332)	3%	9%
Technology and Content Management	(11,218)	(13,339)	-16%	-14%
Occupancy and Other	(3,944)	(3,196)	23%	27%
Adjusted Contribution to Profit (after allocated	4,690	8,747	-46%	-37%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	89,652	86,289	4%	11%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	(44,374)	(36,548)	21%	28%
Restructuring Charges (Credits) (A)	3,056	(266)
Adjusted Unallocated Shared Services and Admin. Costs	(41,318)	(36,814)	12%	18%

Adjusted Operating Income	48,334	49,475	-2%	5%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.
Note: As part of Wiley’s restructuring and reorganization program the Company consolidated certain decentralized business functions (Sales Support, Marketing Services, etc.) into global shared service functions. These newly centralized service groups enable significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within the shared service functions and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE FIRST QUARTER
JULY 31, 2015 and 2014
(in thousands)

	First Quarter
	Ended July 31,		% of	% Change
	2015	2014	Revenue	excl. FX
RESEARCH
Journal Revenue
Journal Subscriptions	$157,208	168,824	66%	-1%
Author-Funded Access	5,692	5,429	2%	14%
Licensing, Reprints, Backfiles, and Other	39,313	43,498	17%	-2%
Total Journal Revenue	202,213	217,751	85%	-1%

Books and References:
Print Books	23,495	25,001	10%	-1%
Digital Books	8,787	9,256	4%	1%
Licensing and Other	2,895	2,862	1%	8%
Total Books and References Revenue	35,177	37,119	15%	0%

Total Revenue	$237,390	254,870	100%	0%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$48,712	52,863	49%	-5%
Digital Books	10,633	10,854	11%	-1%
Online Test Preparation and Certification	7,906	5,662	8%	40%
Other Knowledge Service Revenue	5,438	5,772	6%	-4%
	72,689	75,151	74%	-1%

Talent Solutions:
Assessment	13,227	13,122	13%	1%
Corporate Learning	12,749	4,054	13%	234%
	25,976	17,176	26%	56%

Total Revenue	$98,665	92,327	100%	10%

EDUCATION
Books:
Print Textbooks	$34,544	44,535	39%	-17%
Digital Books	5,754	5,704	7%	6%
	40,298	50,239	46%	-15%

Custom Material	22,743	19,572	26%	16%

Course Workflow (WileyPLUS)	1,020	1,314	1%	-7%

Online Program Management (Deltak)	20,502	16,237	24%	26%

Other Education Revenue	2,363	3,358	3%	-30%

Total Revenue	$86,926	90,720	100%	-1%

Note: Segment Revenue Categorization

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	July 31,		April 30,
	2015	2014	2015
Current Assets
Cash & cash equivalents	$369,413	255,857	457,441
Accounts receivable	202,570	202,770	147,183
Inventories	58,680	74,608	63,779
Prepaid and other	76,276	68,526	72,516
Total Current Assets	706,939	601,761	740,919
Product Development Assets	61,623	71,755	69,589
Technology, Property and Equipment	198,889	195,270	193,010
Intangible Assets	919,996	1,037,749	917,621
Goodwill	971,407	1,031,527	962,367
Income Tax Deposits	58,877	65,729	57,098
Other Assets	63,869	65,245	63,639
Total Assets	2,981,600	3,069,036	3,004,243

Current Liabilities
Short-term debt	100,000	-	100,000
Accounts and royalties payable	142,741	148,891	161,465
Deferred revenue	281,136	290,215	372,051
Accrued employment costs	59,910	73,074	93,922
Accrued income taxes	9,605	7,388	9,484
Accrued pension liability	4,603	4,655	4,594
Other accrued liabilities	61,839	58,944	62,167
Total Current Liabilities	659,834	583,167	803,683
Long-Term Debt	750,473	788,013	650,090
Accrued Pension Liability	202,230	161,847	209,727
Deferred Income Tax Liabilities	205,004	245,830	198,947
Other Long-Term Liabilities	83,395	81,838	86,756
Shareholders' Equity	1,080,664	1,208,341	1,055,040
Total Liabilities & Shareholders' Equity	$2,981,600	3,069,036	3,004,243

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Three Months Ended
	July 31,
	2015	2014
Operating Activities:
Net income	$32,457	33,646
Amortization of intangibles	12,420	12,655
Amortization of composition costs	9,650	10,094
Depreciation of technology, property and equipment	16,491	14,956
Restructuring (credits) charges	3,425	(155)
Restructuring payments	(9,022)	(8,356)
Share-based compensation expense	3,898	3,289
Excess tax benefits from share-based compensation	(503)	(1,732)
Royalty advances	(24,811)	(24,649)
Earned royalty advances	32,060	32,145
Other non-cash charges and credits	14,447	13,653
Change in deferred revenue	(95,940)	(104,719)
Net change in operating assets and liabilities	(118,654)	(83,054)
Cash Used for Operating Activities	(124,082)	(102,227)

Investments in organic growth:
Composition spending	(8,284)	(7,064)
Additions to technology, property and equipment	(22,283)	(13,964)

Free Cash Flow	(154,649)	(123,255)

Other Investing and Financing Activities:
Acquisitions, net of cash	(2,221)	(170,910)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Repayment of long-term debt	(33,717)	(219,033)
Borrowings of long-term debt	134,100	304,552
Change in book overdrafts	(5,671)	(13,206)
Cash dividends	(17,609)	(17,162)
Purchase of treasury shares	(12,723)	(12,173)
Proceeds from exercise of stock options and other	375	18,207
Excess tax benefits from share-based compensation	503	1,732
Cash Provided by (Used for) Investing and Financing Activities	63,037	(106,893)

Effects of Exchange Rate Changes on Cash	3,584	(372)

Decrease in Cash and Cash Equivalents for Period	$(88,028)	(230,520)

RECONCILIATION TO GAAP PRESENTATION
Investing Activities:
Composition spending	$(8,284)	(7,064)
Additions to technology, property and equipment	(22,283)	(13,964)
Acquisitions, net of cash	(2,221)	(170,910)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Used for Investing Activities	$(32,788)	(190,838)

Financing Activities:
Cash Used for Investing and Financing Activities	$63,037	(106,893)
Excluding:
Acquisitions, net of cash	(2,221)	(170,910)
Escrowed proceeds from sale of consumer publishing programs	-	1,100
Cash Provided by Financing Activities	$65,258	62,917

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: September 9, 2015